Exhibit 99.1

Surgalign Holdings, Inc. Announces Completion of Acquisition of Holo Surgical Inc. and its ARAI Digital Surgery Platform Acquisition Delivers on Commitment to the Promise of Digital Surgery to Improve Patient Outcomes Deerfield, Ill., Oct 23, 2020 – Surgalign Holdings, Inc. (Nasdaq: SRGA), a global pure-play spine company focused on advancing spine surgery including through the application of digital technologies to improve patient outcomes, today announces the completion of the acquisition of Holo Surgical Inc., (‘Holosurgical’), a Chicago-based private technology company developing the revolutionary Augmented Reality and Artificial Intelligence platform (‘ARAI™’). “The completion of the Holosurgical acquisition brings an innovative surgical platform and world-class team into our organization, enabling us to advance the standard of care by reimagining what is possible through integrated intelligent technology,” said Terry Rich, President and Chief Executive Officer of Surgalign Holdings. “This acquisition is the first step in accelerating our transformation into a leading digital surgical company in spine. In conjunction with the closing of the transaction, we are pleased to announce that virtual and augmented reality expert Prof. Christian Luciano, PhD has joined the Company as leader of our digital R&D initiatives, and spine surgeon Dr. Kris Siemionow, MD, PhD has joined the Company as Chief Medical Officer. In this role, Dr. Siemionow will continue to lead the development of the ARAI platform as well as drive innovation across the portfolio.” Transaction Overview Under the terms of the agreement, at the close of the transaction, Surgalign paid $30 million in cash and issued 6.25 million shares of Surgalign common stock which were valued at approximately $12 million, based on the volume-weighted average trading price of Surgalign’s shares of common stock during the five trading days ended September 25, 2020. In addition, further consideration valued at up to $83 million may be paid in stock and cash upon achievement of certain regulatory, developmental, and commercial milestones. The closing cash payment was funded through existing cash on the balance sheet. About Surgalign Holdings, Inc. Surgalign Holdings, Inc. is a global medical technology company advancing the science of spine care, focused on delivering innovative solutions that drive superior clinical and economic outcomes. The company is building off a legacy of high quality and differentiated products and continues to invest in clinically validated innovation to deliver better surgical outcomes and improve patient’s lives. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign, a member of AdvaMed, is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Marquette, MI, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter. Forward Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2019 and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk of existing or potential litigation or regulatory action arising from the previously announced SEC and internal investigations and their findings; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company has or may suffer as a result of the findings of the investigations; (iv) general worldwide economic conditions and related uncertainties; (v) the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; (vi) the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; (vii) the reliability of our supply chain; (viii) our ability to meet obligations under our material agreements; (ix) the duration of decreased demand for our products; (x) whether or when the demand for procedures involving our products will increase; (xi) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (xii) our financial position and results, total revenue, product revenue, gross margin, and operations; (xiii) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the acquisition, including the failure of Holosurgical’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute Holosurgical’s products; (xiv) the failure to effectively integrate Holosurgical’s operations with those of the Company; (xv) the failure to retain key personnel of Holosurgical; (xvi) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisition; (xvii) the effect of the transaction on relationships with customers, suppliers and other third parties; (xviii) the diversion of management time and attention on the transaction and subsequent integration; (xix) the effect and timing of changes in laws or in governmental regulations; (xx) risks resulting from the Company’s reduced cash levels as a result of the recent redemption of Series A Convertible Preferred Stock; and (xi) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law. Jonathon Singer Investor and Media Contact jsinger@surgalign.com +1 224 303 4651